                                                                     Exhibit 4.1
                             TERMINATION AGREEMENT

        THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into as of this 24th day of August, 2001, by and among BIZ INTERACTIVE ZONE, INC. ("BIZ"), MARVIN J. WINKLER, individually, STEVEN BLATT, as Trustee of the Winkler Children's Trust 1998, WAVE SYSTEMS CORP., a Delaware corporation, and JAW FINANCIAL, L.P., a California limited partnership (collectively, the "BIZ Stockholders," individually a "BIZ Stockholder"), KRIS SHAH, individually, KRIS SHAH, as Trustee of the CHANDRA L. SHAH TRUST, the LEENA SHAH TRUST, and the KRIS AND GERALDINE SHAH FAMILY TRUST, DILIP SHAH, as Trustee of the DILIP SHAH AND SHILA SHAH AS TRUST, and RAMESH SHAH, as Trustee of the RAMESH R. SHAH AND PATRICIA L. SHAH LIVING TRUST (collectively, the "Litronic Stockholders," individually, a "Litronic Stockholder") and LITRONIC INC. (now, SSP Solutions, Inc.) ("SSP").

                                 R E C I T A L S

        WHEREAS, BIZ, the BIZ Stockholders, the Litronic Stockholders and SSP, along with Litronic Merger Corp., a Delaware corporation which is no longer in existence, have previously entered into that certain Voting Agreement dated July 3, 2001 (a copy of which is attached hereto as Exhibit A and which shall be referred to herein as the "Voting Purchase Agreement"); and

        WHEREAS, the parties hereto desire to terminate the Voting Agreement.

        NOW THEREFORE, for full and valuable consideration, and based upon the preceding facts, and on the terms and conditions set forth below, the parties hereto agree as follows:

1.      INCORPORATION OF RECITALS.

        The foregoing recitals are incorporated in this Agreement as if set forth in full.

2.      TERMINATION OF VOTING AGREEMENT.

        Upon the execution of this Agreement, the Voting Agreement will be automatically terminated and thereafter, null and void and of no force or effect.

3.      BINDING EFFECT ON SUCCESSORS AND ASSIGNS.

        This Agreement and all the terms and provisions hereof, shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

4.      FACSIMILE SIGNATURES.

        This Agreement may be executed by facsimile signature and facsimile signatures shall be fully binding and effective for all purposes and shall be given the same effect as original signatures. If any party delivers a copy of this Agreement containing a facsimile signature, such party shall promptly forward an originally executed copy to the other party; however, the failure by any party to so deliver an originally executed copy shall not affect in any way the binding nature of such party's facsimile signature.

5.      COUNTERPARTS.

        This Agreement may be executed in multiple counterparts, each of which shall be considered an original but all of which shall constitute one agreement.

6.      INTERPRETATION.

        Should any portion, word, clause, phrase, sentence or paragraph of this Agreement be declared void or unenforceable, such portion shall be considered independent and severable from the remainder, the validity of which shall remain unaffected.

7.      ENTIRE AGREEMENT.

        This Agreement constitutes the entire agreement between the parties who have executed it and supersedes any and all other agreements, understandings, negotiations, or discussions, either oral or in writing, express or implied, between the parties to this Agreement. Neither this Agreement nor any term or provision hereof may be amended or modified in any manner without the express prior written consent of the parties hereto.

8.      GOVERNING LAW.

        This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of said State.

9.      KNOWING AND VOLUNTARY AGREEMENT.

        This Agreement in all respects has been voluntarily and knowingly executed by the parties hereto. The parties each specifically represent that they have been advised to consult their respective attorneys, been given the opportunity to do so, and have consulted their attorneys to the extent they deem necessary. The parties each further represent that they have carefully read and fully understand all of the provisions of this Agreement and are voluntarily entering into this Agreement.

                         [SIGNATURES ON FOLLOWING PAGES]

        The parties have executed this Termination Agreement as of the date first above written.

"BIZ STOCKHOLDERS"                      JAW FINANCIAL, L.P.,
                                        a California limited partnership

                                        BY: JAW LENDING, INC.,
                                            a California corporation,
                                            Its:  General Partner


                                           By:    /s/ Marvin J. Winkler
                                               ------------------------------
                                               Marvin J. Winkler, Vice President


                                        WINKLER CHILDREN'S TRUST 1998


                                        By:    /s/ Steven Blatt
                                            ------------------------------------
                                            Steven Blatt, Trustee

                                        WAVE SYSTEMS CORP.,
                                        a Delaware corporation

                                        By:    /s/ Steven Sprague
                                            ------------------------------------
                                            Steven Sprague, Chief Executive
                                            Officer

                                               /s/ Marvin J. Winkler
                                        ----------------------------------------
                                        Marvin J. Winkler, individually


"LITRONIC STOCKHOLDERS"                 CHANDRA L. SHAH TRUST


                                        By:    /s/ Kris Shah
                                            ------------------------------------
                                            Kris Shah, Trustee

                                        LEENA SHAH TRUST

                                        By:    /s/ Kris Shah
                                            ------------------------------------
                                            Kris Shah, Trustee

                                        KRIS AND GERALDINE SHAH
                                        FAMILY TRUST

                                        By:    /s/ Kris Shah
                                            ------------------------------------
                                            Kris Shah, Trustee

                                        DILIP SHAH AND SHILA SHAH AS TRUST


                                        By:    /s/ Dilip Shah
                                            ------------------------------------
                                            Dilip Shah, Trustee

                                        RAMESH R. SHAH AND PATRICIA L.
                                        SHAH LIVING TRUST


                                        By:    /s/ Ramesh Shah
                                            ------------------------------------
                                            Ramesh Shah, Trustee

                                               /s/ Kris Shah
                                        ----------------------------------------
                                        KRIS SHAH, individually

"BIZ"                                   BIZ INTERACTIVE ZONE, INC.,
                                        a Delaware corporation

                                        By:    /s/ Kris Shah
                                            ------------------------------------
                                            Kris Shah, President, Chief
                                            Financial Officer and Secretary

"SSP"                                   SSP SOLUTIONS, INC.
                                        a Delaware corporation

                                        By:    /s/ Kris Shah
                                            ------------------------------------
                                            Kris Shah, Co-Chairman, Co-Chief
                                            Executive

                                        By:    /s/ Thomas E. Schiff
                                            ------------------------------------
                                            Thomas E. Schiff, Chief Financial
                                            Officer

                                    EXHIBIT A

                                VOTING AGREEMENT

                               (attached hereto)

                                VOTING AGREEMENT

        This Voting Agreement is entered into this 3rd day of July, 2001, by and among BIZ Interactive Zone, Inc. ("BIZ"), Marvin Winkler individually, Steven Blatt, as Trustee of the Winkler Children's Trust 1998, Wave Systems Corp., a Delaware corporation, and JAW Financial, L.P., a California limited partnership (collectively, the "BIZ Stockholders," individually a "BIZ Stockholder"), Kris Shah individually, Kris Shah, as Trustee of the Chandra L. Shah Trust, the Leena Shah Trust and the Kris and Geraldine Shah Family Trust, Dilip Shah, as Trustee of the Dilip Shah and Shila Shah AS Trust, and Ramesh Shah, as Trustee of the Ramesh R. Shah and Patricia L. Shah Living Trust (collectively, the "Litronic Stockholders," individually, a "Litronic Stockholder"), Litronic Inc. ("Litronic"), and Litronic Merger Corp., a wholly owned subsidiary of Litronic ("Litronic Merger Corp.").

                             PRELIMINARY STATEMENTS

        A. Concurrently with the execution of this Agreement, BIZ, Litronic and Litronic Merger Corp. have entered into an Agreement and Plan of Reorganization (as the same may be amended from time to time, the "Reorganization Agreement"), providing for the merger of Litronic Merger Corp. with and into BIZ, with BIZ being the surviving corporation (the "Merger"), which Merger is subject to the approval of the holders of shares of capital stock of BIZ and Litronic as provided in the Merger Agreement, the Nasdaq Rules, the California Corporations Code, as amended and the Delaware General Corporation Law, as amended. Capitalized terms not otherwise defined herein shall have the same meaning as the Reorganization Agreement.

        B. The BIZ Stockholders own the shares of capital stock of BIZ ("BIZ Stock") set forth opposite their respective names on Exhibit A hereto. The Litronic Stockholders own the shares of capital stock of Litronic ("Litronic Stock") set forth opposite their respective names on Exhibit B hereto. As used herein, the terms BIZ Stock and Litronic Stock, as the case may be, includes all shares of such stock, as to which each BIZ Stockholder or Litronic Stockholder, as applicable (at any time prior to the termination of this Agreement) is the beneficial or record owner or is otherwise able to direct the voting thereof and all securities issued or exchanged with respect to any such shares upon any reclassification, recapitalization, reorganization, merger, consolidation, spin-off, stock split, combination, stock or other dividend or any other change in BIZ's or Litronic's capital structure, as applicable.

        C. To induce Litronic and Litronic Merger Corp. to enter into the Reorganization Agreement, BIZ has agreed, upon the terms and subject to the conditions set forth herein, to cause BIZ Stockholders to execute this Agreement.

        D. To induce BIZ to enter into the Reorganization Agreement, Litronic has agreed, upon the terms and subject to the conditions set forth herein, to cause Litronic Stockholders to execute this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

1.      REPRESENTATIONS AND WARRANTIES.

        1.1 BIZ STOCKHOLDERS. Each BIZ Stockholder, severally and not jointly, represents and warrants to BIZ, the Litronic Stockholders, Litronic and Litronic Merger Corp. that (i) except as set forth in Schedule 1 hereto, such BIZ Stockholder is the beneficial and record owner of the BIZ Stock set forth on Exhibit A hereto, free and clear of any mortgage, pledge, lien, security interest, claim, restriction on voting or otherwise or other encumbrance, (ii) such BIZ Stockholder has the sole right to vote such BIZ Stock free of any mortgage, pledge, lien, security interest, claim, restriction on voting or otherwise or other encumbrance (other than any general fiduciary obligation imposed by law), (iii) such BIZ Stockholder has the full and unrestricted legal power, authority and right to enter into, execute and deliver this Agreement without the consent or approval of any other person, (iv) this Agreement is the valid and binding agreement of such BIZ Stockholder and (v) no investment banker, broker or finder is entitled to a commission or fee from such BIZ Stockholder or BIZ in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the BIZ Stockholder.

        1.2 LITRONIC STOCKHOLDERS. Each Litronic Stockholder, severally and not jointly, represents and warrants to BIZ that (i) except as set forth in Schedule 2 hereto, such Litronic Stockholder is the beneficial and record owner of the Litronic Stock set forth on Exhibit B hereto, free and clear of any mortgage, pledge, lien, security interest, claim, restriction on voting or otherwise or other encumbrance, (ii) such Litronic Stockholder has the sole right to vote such Litronic Stock free of any mortgage, pledge, lien, security interest, claim, restriction on voting or otherwise or other encumbrance (other than any general fiduciary obligation imposed by law), (iii) such Litronic Stockholder has the full and unrestricted legal power, authority and right to enter into, execute and deliver this Agreement without the consent or approval of any other person, (iv) this Agreement is the valid and binding agreement of such Litronic Stockholder and (v) no investment banker, broker or finder is entitled to a commission or fee from such Litronic Stockholder or Litronic in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Litronic Stockholder.

2.      BIZ'S REPRESENTATIONS AND WARRANTIES.

        BIZ hereby represents and warrants to the BIZ Stockholders, the Litronic Stockholders, Litronic, and Litronic Merger Corp., as the date hereof, that BIZ has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by BIZ, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of BIZ. This Agreement has been duly executed and delivered by BIZ and constitutes a valid and binding obligation of BIZ enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, materially conflict with, or result in any material violation of, or material default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or bylaws of BIZ, any material trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to BIZ or to BIZ's property or assets.

3.      LITRONIC'S AND LITRONIC MERGER CORP.'s Representations and Warranties.

        Litronic and Litronic Merger Corp. hereby represent and warrant to the Litronic Stockholders, BIZ and the BIZ Stockholders, as of the date hereof, that each of Litronic and Litronic Merger Corp. has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Litronic and Litronic Merger Corp., and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of each of Litronic and Litronic Merger Corp. This Agreement has been duly executed and delivered by each of Litronic and Litronic Merger Corp. and constitutes a valid and binding obligation of each of Litronic and Litronic Merger Corp. enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, materially conflict with, or result in any material violation of, or material default (with or without notice or lapse of time or both) under any provision of, the certificates of incorporation or bylaws of each of Litronic and Litronic Merger Corp., any material trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to each of Litronic and Litronic Merger Corp. or to their respective property or assets.

4.      NO VOTING TRUSTS, AGREEMENTS OR ARRANGEMENTS.

        4.1 BIZ STOCKHOLDERS. Each BIZ Stockholder hereby revokes any and all proxies and voting instructions with respect to the BIZ Stock previously given, if any, by such BIZ Stockholder and such BIZ Stockholder agrees that it will not grant or give any other proxies or voting instructions with respect to the voting of the BIZ Stock, enter into any voting trust, agreement or other arrangement or agreement with respect to the voting of the BIZ Stock (and if given or executed, such proxies, voting instructions, voting trust or other arrangement or agreement shall not be effective), or agree, in any manner, to vote the BIZ Stock for or against any proposal submitted to the stockholders of BIZ except in furtherance of the proposals set forth in Section 5 hereof.

        4.2 LITRONIC STOCKHOLDERS. Each Litronic Stockholder hereby revokes any and all proxies and voting instructions with respect to the Litronic Stock previously given, if any, by such Litronic Stockholder and such Litronic Stockholder agrees that it will not grant or give any other proxies or voting instructions with respect to the voting of the Litronic Stock, enter into any voting trust, agreement or other arrangement or agreement with respect to the voting of the Litronic Stock (and if given or executed, such proxies, voting instructions, voting trust or other arrangement or agreement shall not be effective), or agree, in any manner, to vote the Litronic Stock for or against any proposal submitted to the stockholders of Litronic except in furtherance of the proposals set forth in Section 5 hereof.

5.      AGREEMENT TO VOTE SHARES.

        Each of the BIZ Stockholders and the Litronic Stockholders shall vote their BIZ Stock and Litronic Stock, respectively, as follows:

        5.1    THE MERGER.

               (a) During the period from the date of this Agreement through the earlier of (i) the date upon which the Merger Agreement is validly terminated or (ii) the date upon which the Merger becomes effective (the "Effective Date"), each of BIZ Stockholders and Litronic Stockholders shall vote their BIZ Stock and Litronic Stock, as applicable in favor of approval of the execution and delivery of the Merger Agreement, the Merger, and other transactions contemplated by the Merger Agreement at the meetings of the stockholders of BIZ and Litronic (or by written consent if no meeting is held), as applicable.

               (b) During the period from the date of this Agreement through the earlier of (i) the date upon which the Merger Agreement is validly terminated or (ii) the Effective Date, each of the BIZ Stockholders and each of the Litronic Stockholders shall not solicit, encourage or recommend to other stockholders of BIZ or Litronic, as applicable, that they (A) vote their shares of capital stock of BIZ and Litronic, as applicable, or any such other securities in any manner contrary to the terms of the Reorganization Agreement and the transactions contemplated thereby, (B) not vote their shares of capital stock of BIZ and Litronic, as applicable, at all, (C) tender, exchange or otherwise dispose of their shares of capital stock of BIZ and Litronic, as applicable, pursuant to a Competing Transaction, as hereinafter defined, or (D) attempt to exercise any statutory appraisal or other similar rights they may have.

               (c) Unless otherwise instructed in writing by BIZ, in the case of the BIZ Stockholders, and Litronic or Litronic Merger Corp., in the case of the Litronic Stockholders, during the term of this Agreement, each of the BIZ Stockholders and each of the Litronic Stockholders will vote their BIZ Stock and Litronic Stock against any Competing Transaction.

               (d) Except with the prior written consent of BIZ, in the case of the BIZ Stockholders, and Litronic or Litronic Merger Corp., in the case of the Litronic Stockholders, during the term of this Agreement, each of the BIZ Stockholders and each of the Litronic Stockholders agrees that such BIZ Stockholder and Litronic Stockholder, as applicable, will not, and shall use its commercially reasonable efforts not to permit any employee, attorney, accountant, investment banker or other agent or representative of such BIZ Stockholder or Litronic Stockholder, as applicable, to initiate, solicit, negotiate, encourage, or provide confidential information in order to facilitate any Competing Transaction.

               (e) For purposes of this Agreement, a "Competing Transaction" means a transaction of any kind (including, without limitation, a merger, consolidation, share exchange, reclassification, reorganization, recapitalization, sale or encumbrance of substantially all the assets of BIZ or Litronic or their respective capital stock) proposed by any person(s) in lieu of or in opposition to the Merger Agreement and the Merger.

        5.2    BOARD OF DIRECTORS.

               (a) Subject to the Closing having occurred and for a period of three (3) years after the termination of this Agreement as set forth in
        Section 10, each of the BIZ Stockholders and Litronic Stockholders shall vote all of his or its shares in the capital stock of Litronic, now owned or hereafter acquired or which each party may be empowered to vote, from time to time and at all times in whatever manner shall be necessary, to ensure that at each Annual or Special Meeting of Stockholders called for that purpose, the following persons are elected to Litronic's Board of Directors: (a) three persons selected by Marvin Winkler (the "BIZ Nominees"); (b) three persons selected by Kris Shah ("Litronic Nominees"); and (c) one person selected jointly by Marvin Winkler and Kris Shah ("Joint Nominee"). Litronic shall take appropriate action to cause the BIZ Nominees to be allocated as evenly as possible among Litronic's three classes of directors. The first BIZ Nominee shall be proposed by Litronic for the class having the longest unexpired term and the remaining BIZ Nominees shall be proposed by Litronic for the other classes sequentially, commencing with the class having the second longest unexpired term.

               (b) If any vacancy should occur in the Board of Directors of Litronic due to death, disability, resignation or any other reasons, Litronic shall cause that vacancy on its Board of Directors to be filled by a person designated by Marvin Winkler (in the event of a BIZ Nominee), by Kris Shah (in the event of a Litronic Nominee) or jointly by Marvin Winkler and Kris Shah (in the event of a Joint Nominee). The party that nominated the director shall be entitled to remove such director, without or without cause; provided, however, in the event of the removal of a Joint Nominee, both Kris Shah and Marvin Winkler shall agree to such removal.

               (c) The BIZ Stockholders and Litronic Stockholders shall not vote any BIZ Stock or Litronic Stock, as applicable, in favor of the removal of a Litronic Nominee or a BIZ Nominee, respectively, unless the right to nominate such director by the BIZ Stockholders (in the event of the removal of a BIZ Nominee) or the Litronic Stockholders (in the event of the removal of a Litronic Nominee) no longer exists pursuant to the terms of this Agreement.

6.      LIMITATION ON SALES.

        During the Term of this Agreement, except pursuant to the Merger, each of the BIZ Stockholders and each of the Litronic Stockholders agree not to sell, assign, transfer, loan, tender, pledge, hypothecate, exchange, encumber or otherwise dispose of, or issue an option or call with respect to, any of the BIZ Stock and Litronic Stock, as applicable, or impair such BIZ Stockholder's and Litronic Stockholder's shares; provided, that any of the BIZ Stockholders and Litronic Stockholders may sell or otherwise dispose of any of his or her BIZ Stock and Litronic Stock, as applicable, if the transferee of such BIZ Stock and Litronic Stock, as applicable, agrees to be bound by and subject to the terms and conditions of this Agreement as if such transferee had executed this Agreement on the date hereof as a BIZ Stockholder or Litronic Stockholder, as applicable.

7.      SPECIFIC PERFORMANCE.

        7.1 Each of the Litronic Stockholders acknowledges that it will be impossible to measure in money the damage to BIZ if such Litronic Stockholder fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, BIZ will not have an adequate remedy at law or in damages. Accordingly, each Litronic Stockholder agrees that injunctive relief or any other equitable remedy in addition to any remedies at law or damages is the appropriate remedy for any such failure and will not oppose the granting of any such remedy on the basis that BIZ has an adequate remedy at law. Each of the Litronic Stockholders agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with BIZ seeking or obtaining such equitable relief.

        7.2 Each of the BIZ Stockholders acknowledges that it will be impossible to measure in money the damage to Litronic and Litronic Merger Corp. if such BIZ Stockholder fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, Litronic and Litronic Merger Corp. will not have an adequate remedy at law or in damages. Accordingly, each BIZ Stockholder agrees that injunctive relief or any other equitable remedy in addition to any remedies at law or damages is the appropriate remedy for any such failure and will not oppose the granting of any such remedy on the basis that Litronic and Litronic Merger Corp. has an adequate remedy at law. Each of the BIZ Stockholders agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Litronic and Litronic Merger Corp. seeking or obtaining such equitable relief.

8.      REASONABLE EFFORTS.

        Each of the BIZ Stockholders and each of the Litronic Stockholders will use all reasonable efforts to cause to be satisfied the conditions to the obligations of BIZ, Litronic and Litronic Merger Corp., as the case may be, in such stockholder's control to effect the Closing under the Merger Agreement and the election of the directors of the Board of Directors of Litronic as set forth in Section 4(b).

9.      PUBLICITY.

        Each of the BIZ Stockholders and each of the Litronic Stockholders agree that, from the date hereof through the Closing Date, such stockholder shall not issue any public release or announcement concerning the transactions contemplated by this Agreement and the Merger Agreement without the prior consent of BIZ and Litronic, except as such release or announcement may, in the opinion of such stockholder's counsel, be required by applicable law, in which case such stockholder shall allow BIZ and Litronic reasonable time to comment on such release or announcement in advance of such issuance.

10.     TERM OF AGREEMENT; TERMINATION.

        10.1 The term of this Agreement shall commence on the date hereof and shall terminate upon the earliest to occur of (i) the Effective Time of the Merger (as defined in the Merger Agreement) and (ii) the due and proper termination of the Merger Agreement in accordance with its terms ("Term"). Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, the obligations to elect certain directors as set forth under Section 5(b) of this Agreement shall survive for a period of three (3) years after the end of the Term of this Agreement.

        10.2 The obligations of each of the BIZ Stockholders and each of the Litronic Stockholders set forth in this Agreement shall not be effective or binding upon any stockholder until after such time as the Reorganization Agreement is executed and delivered by BIZ, Litronic and Litronic Merger Corp.

11.     LEGEND.

        Simultaneously with the execution of this Agreement, the BIZ Stockholders and the Litronic Stockholders shall conspicuously inscribe on the certificates representing their shares of stock of Litronic or BIZ legend in substantially the following form:

               "The shares represented by this certificate are subject to the provisions of a Voting Agreement, dated July 3, 2001, a counterpart of which has been deposited with the Secretary of the Corporation at its principal office."

12.     MISCELLANEOUS.

        12.1 GOVERNING LAW. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto.

        12.2 ASSIGNMENT: BINDING UPON SUCCESSORS AND ASSIGNS. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        12.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the interest of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purpose of the void unenforceable provision.

        12.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

        12.5 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

        12.6 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

        12.7 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any successful appeal).

        12.8 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (at such other address for a party as shall be specified by like notice):

        If to BIZ Stockholders
        or BIZ to:                          c/o Marvin Winkler
                                            2030 Main Street, 12th Floor
                                            Irvine, California 92614
                                            Telecopier: (949) 655-4501

        With a copy to:                     Gray Cary Ware & Freidenrich
                                            4365 Executive Drive, Suite 1600
                                            San Diego, California 92121
                                            Attention: Cameron J. Rains, Esq.
                                            Telecopier: (858) 677-1477

        If to Litronic Stockholders
        or Litronic to:                     c/o Kris Shah
                                            Litronic Inc.
                                            17861 Cartwright Road
                                            Irvine, California 92614
                                            Telecopier: (949) 851-8679

        With a copy to:                     Rutan & Tucker, LLP
                                            611 Anton Blvd., Suite 1400
                                            Costa Mesa, California 92626
                                            Attention: Gregg Amber, Esq.
                                            Telecopier: (714) 546-9035

        All notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of delivery, (b) in the case of a telecopy, when the party receiving the copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

        12.9 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section, a Schedule or an Exhibit will mean a Section in, Schedule to or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

        12.10 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

        The parties have executed this Voting Agreement as of the date first above written.

"BIZ STOCKHOLDERS"                       JAW Financial, L.P.
                                         a California limited partnership

                                         By:JAW Lending, Inc.,
                                            a California corporation,
                                            its general partner

                                            By:    /s/ Marvin Winkler
                                                --------------------------------
                                                Marvin J. Winkler, President


                                         Winkler Children's Trust 1998

                                         By: /s/ Steven Blatt
                                             -----------------------------------
                                             Steven Blatt, Trustee

                                         Wave Systems Corp.,
                                         a Delaware corporation

                                         By: /s/ Steven Sprague
                                             -----------------------------------
                                             Name: Steven Sprague
                                             Title: CEO

                                         /s/ Marvin Winkler
                                         ---------------------------------------
                                         Marvin Winkler

"LITRONIC STOCKHOLDERS"                  Chandra L. Shah Trust


                                         By: /s/ Kris Shah
                                             -----------------------------------
                                             Kris Shah, Trustee

                                         Leena Shah Trust

                                         By: /s/ Kris Shah
                                             -----------------------------------
                                             Kris Shah, Trustee

                                     Kris and Geraldine Shah Family Trust

                                     By: /s/ Kris Shah
                                         ---------------------------------------
                                         Kris Shah, Trustee

                                     Ramesh R. Shah and Patricia L. Shah
                                     Living Trust


                                     By: /s/ Ramesh R. Shah and Patricia L. Shah
                                         ---------------------------------------
                                         Name: Ramesh Shah and Patricia Shah
                                         Title: Trustee

                                     Dilip Shah and Shila Shah as Trust

                                     By: /s/ Dilip R. Shah and Shila Shah
                                         ---------------------------------------
                                         Name:  Dilip Shah and Shila Shah
                                         Title: Trustee

                                     /s/ Kris Shah
                                     -------------------------------------------
                                     Kris Shah

"BIZ"                                BIZ Interactive Zone, Inc.,
                                     a Delaware corporation

                                     By: /s/ Marvin Winkler
                                         ---------------------------------------
                                         Marvin Winkler, President and Chief
                                         Executive Officer

                                     By: /s/ Tom Schiff
                                         ---------------------------------------
                                         Tom Schiff, Chief Financial Officer

"LITRONIC"                           Litronic Inc.


                                     By: /s/ Kris Shah
                                         ---------------------------------------
                                         Kris Shah, Chairman and Chief Executive
                                         Officer

                                     By: /s/ Roy E. Luna
                                         ---------------------------------------
                                         Roy E. Luna, Chief Financial Officer


"LITRONIC MERGER CORP."              Litronic Merger Corp.,
                                     a Delaware corporation

                                     By: /s/ Kris Shah
                                         ---------------------------------------
                                         Kris Shah, Chairman and Chief Executive
                                         Officer

                                     By: /s/ Roy E. Luna
                                         ---------------------------------------
                                         Roy E. Luna, Chief Financial Officer

                                    EXHIBIT A

                                BIZ Stockholders

              NAME OF STOCKHOLDER                                       SHARES
              -------------------                                       ------
JAW Financial, LP                                                     14,250,000

The Winkler Children's Trust 1998                                       750,000

Kris and Geraldine Shah Family Trust dated,                            1,400,000
October 9, 1997

Wave Systems Corp., a Delaware Corporation                             3,600,000

                                    EXHIBIT B

                              Litronic Stockholders

              NAME OF STOCKHOLDER                                      SHARES
              -------------------                                      ------
Kris Shah                                                            1,457,665

Kris Shah, as Trustee of the Chandra L. Shah                           435,301
Trust

Kris Shah, as Trustee of the Leena Shah Trust                          435,301

Kris Shah, as Trustee of the Kris and Geraldine                      2,349,877
Shah Family Trust

Dilip Shah as Trustee of the Dilip Shah and                            206,557
Shila Shah AS Trust

Ramesh Shah, as Trustee of the Ramesh R. Shah                          483,657
and Patricia L. Shah Living Trust

                                   SCHEDULE 1

No Exceptions.

                                   SCHEDULE 2

No Exceptions.